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                                                                    EXHIBIT 99.1

                                FAMILY POINT INC.
                                STOCK OPTION PLAN
                       (as amended through April 19, 1999)

         Family Point Inc. hereby formulates and adopts the following Stock Option Plan for selected management and key employees and consultants of the Company.

1. Definitions. Each of the following terms shall have the respective meaning set forth below for purposes of this Plan, whether employed in the singular or plural, unless the particular context in which said term is used clearly indicates otherwise

         a. "Company" shall mean family Point Inc. a corporation organized under the laws of the State of New Jersey, and its wholly-owned subsidiaries, if any.

         b. "Board" shall mean the Board of Directors of Family Point Inc.

         c. "Optionee" shall mean the recipient of Options hereunder. Any reference herein to the employment of an Optionee by the Company shall include Optionee's employment by the Company or its subsidiaries, if any.

         d. "Plan" shall mean this Stock Option Plan.

         e. "Common Stock" shall mean Family Point Inc.'s $.0001 par value common stock.

         f. "Effective Date" shall mean as of December 29, 1998.

         g. "First Amendment Date" shall mean April 19, 1999.

         h. "Plan Termination Date" shall mean the date upon which the Plan terminates.

         i. "Code" means the Internal Revenue Code of 1986, as amended.

2. Purpose. The purpose of the Plan is to secure for the Company the benefits of the additional incentive inherent in the ownership of its Common Stock by selected employees, directors and consultants of the Company who are important to the success and the growth of the business of the Company, and to help the Company secure and retain the services of such employees. Pursuant to the Plan, such employees, directors and consultants will be offered the opportunity to acquire Common Stock through the grant of incentive stock Options, and "non-qualified" stock Options, as provided herein.

All incentive Options to be granted under the Plan are intended to qualify as "incentive stock Options" under the provisions of Section 422 of the Code.

3.       Administrator of the Plan.

         a. Subject to the provisions of Section 5, the Plan shall be administered by the Board or by a committee of the Board (in either case, hereinafter referred to as the "Administrator"). The Administrator, if so appointed, may adopt such rules and regulations as he or she shall deem appropriate concerning the Plan and the Options, and make all other determinations necessary or advisable for administering the Plan, including, but not limited to, the persons to whom, and the time or times at which, grants shall be made, the number of Options to be included in the grants, the length of time the Options are exercisable, the number of Options which shall be treated as incentive stock Options, the Option exercise price, and any vesting schedule with respect to the Options. All determinations and interpretations by the Administrator shall be binding and conclusive upon all parties.

         b. The Company shall indemnify and hold harmless the Directors and the Administrator from and against any and all liabilities, costs, and expenses incurred by such persons as a result of any act, or omission to act, in connection with the performance of such persons' duties, responsibilities, and obligations under the Plan, other than such liabilities, costs and expenses as may result from the gross negligence, bad faith, willful misconduct, and/or criminal acts of such persons.


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4.       Shares of Stock Subject to the Plan.

         a. Subject to the provisions of Section 16, the number of shares of the Company's Common Stock that maybe issued or transferred pursuant to exercise of Options granted under the Plan shall not exceed one hundred fifty thousand (150,000) shares of authorized Common Stock as of the Effective Date, and four hundred sixty-four thousand (464,000) as of the First Amendment Date. If, and to the extent that, Options granted under the Plan terminate or expire without having been exercised, new Options may be granted with respect to the shares covered by such terminated or expired Options; provided that the granting and terms of such new Options shall in all respects comply with the provisions of the Plan.

         b. Common Stock sold upon the exercise of any Option granted under the Plan may be authorized and unissued Common Stock, Common Stock held in the Company's treasury or both.

         c. There shall be reserved at all times for sale under the Plan a number of shares of Common Stock (either authorized and unissued shares or shares held in the Company's treasury, or both) equal to the maximum number of shares of Common Stock which may be purchased on the exercise of Options granted under the Plan.

5.       Grant of Options.

         a. The Administrator shall have the authority and responsibility, within the limitations of the Plan, to determine the employees to whom and the times at which Options are to be granted, the number of shares of Common Stock which may be purchased under each Option, the provisions of the respective Option agreements (which need not be identical) including provisions concerning the time or times when, and the extent to which, the Options may be exercised, and the Option exercise price. All Options pursuant to this Plan shall be granted on or before the Plan Termination Date.

         b. In determining the employees and consultants to whom Options shall be granted, the number of shares of Common Stock to be covered by each such Option, and the provisions of the respective Option agreements, the Administrator shall take into consideration the employee's or consultant's present and potential contribution to the success of the Company and such other factors as the Administrator may deem proper and relevant.

         c. The aggregate fair market value (determined as of the date upon which an Option is granted) of the Common Stock for which any Optionee may exercise incentive stock options for the first time in any calendar year (under all plans of the Company and any parent or subsidiary of the Company which plans provide for granting of incentive stock options within the meaning of Section 422(b) of the Code) shall not exceed $100,000.

6.       Eligibility.

         a. Incentive stock options may be granted only to management and other key employees who are employed by the Company or a parent or subsidiary of the Company. An incentive stock Option may be granted to a director of the Company or a parent or subsidiary of the Company, if any, provided that the director is also an officer or key employee. Directors who are not officers or key employees may only be granted non-qualified stock options.

         b. For purposes of the Plan, a "subsidiary" of the Company shall mean any corporation in which the Company or any other subsidiary of the Company holds fifty percent (50%) or more of the total combined voting power of all classes of stock.

7. Option Price. The purchase price under each incentive stock Option shall be 100% of the fair market value of the Common Stock at the time the Option is granted but in no case less than the par value of such Common Stock. In the case of an incentive stock Option granted to an employee owning more than ten percent (10%) of the total combined voting power of all classes of stock of the Company (a "10% Stockholder"), actually or constructively under Section 425(d) of the Code, the Option price shall not be less than one hundred ten percent (110%) of the fair market value of the Common Stock subject to the Option at the time of its grant. The purchase price under each non-qualified stock Option shall be specified by the Administrator but shall in no case be less than the greater of eighty five percent (85%) of the fair market value of the Common Stock at the time the option is granted or the par value of the Common Stock subject to the non-qualified stock Option. The fair market value of the Common Stock on any date shall be determined in a manner consistent with the requirements of the Code.

8.       Expiration, Termination and Amendment of the Plan.

         a. Options may be granted under the Plan at any time and from time to time, prior to the Plan Termination Date, on which date the Plan will expire, except as to Options then outstanding under the Plan. Such Options shall remain in effect until they have been exercised or have expired in accordance with their terms. The Plan may be terminated or modified at any time prior to the Plan Termination Date by the Board of Directors except with respect to any Options then outstanding under the-Plan; provided that

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any increase in the maximum number of shares subject to Options, as specified in
Section 4, or any decrease in the Option price specified in Section 7, shall be subject to approval by the Company's shareholders, unless made pursuant to the provisions of Section 17.

         b. No modification, extension, renewal or other change in any Option granted under the Plan shall be made after the grant of such Option, unless the same is consistent with the provisions of the Plan and does not disqualify an option intended to be an incentive stock Option as an "incentive stock Option" under the provisions of Section 422 of the Code.

         c. Prior to dissolution or liquidation of the Company, or a reorganization, merger, or consolidation of the Company with one or more corporations as a result of which the Company will not be the surviving corporation, or a sale of all or substantially all assets and property of the Company to another person (a "Terminating Event") the Administrator may in his or her sole discretion elect to notify each Optionee of the pendency of the Terminating Event. Upon delivery of said notice, any Option granted prior to the Terminating Event shall be, notwithstanding any contrary provisions of this Plan or of any Option granted hereunder, exercisable in full and not only as to those shares with respect to which installments, if any, have then accrued, subject, however, to earlier expiration or termination as provided elsewhere in the Plan. Upon the date thirty (30) days after delivery of said notice, any Option or portion thereof not exercised shall terminate, and upon the happening of the Terminating Event, the Plan shall terminate, unless provision be made in connection with the Terminating Event for assumption of options theretofore granted, or substitution for such Options of new options covering stock of a successor employer corporation, or a parent or subsidiary corporation thereof, if any, solely at the option of such successor corporation, with appropriate adjustments as to number and kind of shares and prices.

9.       Exercise and Duration of Option.

         a. Each Option granted under the Plan shall become exercisable after completion by the Optionee of such period or periods of employment following the date the Option is granted or upon the lapse of such other period or periods of time, if any, or the occurrence of such event or events, if any, as the Administrator in his or her discretion may provide on a case-by-case basis upon the granting thereof. Notwithstanding the foregoing, no Option shall be exercisable for a period of more than ten (10) years from the date upon which such Option was granted.

         b. The unexercised portion of any option granted under the Plan shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

         i. the expiration of such period after the date on which such Option was granted as may be required by the Internal Revenue Code in respect of the intended Optionee;

         ii. subject only to the provisions of Section 15 below, the termination of an employee optionee's employment for any reason whatsoever and whether by the Employee or the Company; or

         iii. the tenth (10th) anniversary of the date upon which such Option was granted.

10.      Exercise-of Options.

         a. Options granted under the Plan shall be exercised by the Optionee as to all or any part of the shares covered thereby, by the giving of written notice of the exercise thereof to the Company at its principal business office, specifying the number of shares to be purchased and specifying a business day, not less than five (5) days nor more than fifteen (15) days from the date such notice is given, for the payment of the purchase price against delivery of the shares being purchased. The Administrator shall determine the method of paying the purchase price at the time of exercise of an Option, including, without limitation, the right to pay in shares of Company Common Stock and to pay in installments with such security for payment, if any, as the Administrator deems necessary and appropriate.

         b. The Company shall not be required to issue fractional shares upon exercise of an Option.

         c. The Company shall cause certificates for the shares so purchased to be delivered to the Optionee at its principal business office, against payment of the purchase price, on the date specified in the notice of exercise.

11. Non-Transferability of Option. No Option granted under the Plan or any right evidenced thereby shall be assignable or transferable by the Optionee except, unless further restricted in an Option, by will or by the laws of descent and distribution. In amplification and not in limitation of the foregoing, during the lifetime of an optionee, he alone may exercise options granted to him hereunder


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12.      Privileges of Stock Ownership; Securities Laws Compliance; Notice of
Sale. No Optionee shall be entitled to the privileges of stock ownership as to any shares of stock not actually issued and delivered to such Optionee. No shares shall be purchased upon the exercise of any Option unless and until any then applicable requirements of any regulatory agencies having jurisdiction and of any exchanges upon which stock of the Company may be listed shall have been fully complied with. The Company will endeavor to comply with all applicable securities laws before any Options are granted under the Plan and before any stock is issued pursuant to Options. The Optionee shall give the Company notice of any sale or other disposition of any such shares not less than five (5) days before such sale or other disposition.

13. Conditions on Exercise. For purposes of the exercise of an Option and subsequent thereto, the Optionee may be required, on a case by case basis, to meet such vesting, performance and/or other conditions as the Administrator, in its sole discretion, may decide with respect to the underlying Common Stock of the Company.

14. Form of Agreements with Optionees. Options granted under the Plan shall be evidenced, by stock Option agreements, not inconsistent with the provisions of the Plan and, in the case of incentive stock Options, of Section 422 of the Code, as the Administrator shall approve from time to time. In amplification and not in limitation of the foregoing, such Option agreements may provide, on such terms and conditions as the Administrator may in his or her sole discretion approve, that:

         a. the Optionee may pay for the Common Stock with stock of the Company; and

         b. the Optionee may have a right to receive property at the time of exercise of the Option.

15.      Effect of Termination of Employment or Death.

         a. Nothing in the Plan or in any Option granted under the Plan shall confer upon any Optionee the right to continue in the employ of the Company or any of its subsidiaries or affect the right of the Company or any of its subsidiaries to terminate the optionee's employment at any time, subject, however, to the provisions of any agreement of employment as may exist between the Company or any of its subsidiaries and the Optionee. Options granted to persons who are not employees of the Company may be conditioned on continued affiliation with the Company, in the discretion of the Administrator.

         b. No incentive Option granted to an employee shall be exercisable subsequent to three months after termination of employment with the Company or any parent or subsidiary of the Company unless such termination of employment occurs by reason of disability within the meaning of Section 422(c)(6) of the Code, in which event the aforementioned right to exercise such Option shall continue for one year following the date of such termination or in the event of termination because of death in which event the Option shall expire in accordance with its terms. In the event of the death of an Optionee while an employee of the Company or any parent or subsidiary of the Company or in the event of the death of an Optionee within the three month or one year period, as the case may be, following termination of employment, the Options which were otherwise exercisable on the date of termination of employment shall be exercisable by his personal representatives, heirs, or legatees unless further restricted in an Option. In no event, however, shall an option be exercisable after ten (10) years from the date it is granted. In the event that an Optionee ceases to be an employee of the Company or any parent or subsidiary of the Company for any reason, including death or retirement, prior to the lapse of the applicable waiting period before he may exercise all or any portion of the Option, then all or such portion of his Option shall terminate and be null and void. The Administrator may, if he or she determines that to do so would be in the Company's best interests, provide in a specific case or cases for the exercise of Options which would otherwise terminate upon termination of employment with the Company for any reason, upon such terms and conditions as the Administrator determines to be appropriate. Option rights shall not be affected by any change of employment as long as the Optionee continues to be employed by either the Company or a parent or subsidiary of the Company.

16. Order of Exercise of Options. Options granted under the Plan may be exercised in any order regardless of the date of grant of the Option by the Company.

17.      Adjustment Upon Changes in Capitalization, Etc.

         a. In the event that the Company shall declare a dividend payable in Common Stock or there is one or more splits, subdivisions, or combinations of shares of Common Stock resulting in an increase or decrease of the shares outstanding, the number of shares available under the Plan shall be increased or decreased proportionately, as the case may be, and the number of shares deliverable upon the exercise thereafter of any options theretofore granted shall be increased or decreased proportionately, as the case may be, without change in the aggregate purchase price. All adjustments shall be made as of the day such action necessitating such adjustment becomes effective. Adjustments under this Section shall be made by the Board of Directors, whose determination as to which adjustments shall be made, and the extent thereof, shall be final and conclusive. No fractional shares of stock shall be issued under the Plan on account of any such adjustment.


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         b. In the event that any transaction (other than a change specified in the preceding paragraph) described in Section 425(a) of the Code, to the extent such Section is applicable, affects the Company's Common Stock subject to any unexercised option theretofore granted under the Plan (the "old option"), the Board of Directors of the surviving or acquiring corporation may, but shall not be required to, take such action as is permissible and appropriate, and in conformity with the requirements of that Section and the regulations thereunder, to substitute a new Option for the old Option, or to assume the old Option, in order to afford to the Optionee, as nearly as may be practicable, rights and benefits equivalent to those enjoyed by him under the old Option.

18.      Purchase for Investment.

         a. The Optionee, by his acceptance of any Option granted under the Plan, shall represent and warrant to the Company that his purchase of shares of Common Stock upon the exercise thereof shall be for investment and not with a view to distribution, provided that such representation and warranty shall be inoperative if, in the opinion of counsel to the Company, a proposed sale or distribution of such shares is pursuant to an applicable effective registration statement under the Securities Act of 1933, as from time to time amended, or is exempt from registration under such Act.

         b. The Company may endorse an appropriate legend referring to the foregoing restriction upon the certificate or certificates representing any shares issued or transferred to the optionee upon the exercise of any Option granted under the Plan.

19. Restriction on Sale of Shares. Without the written consent of the Company, no stock acquired by an Optionee upon exercise of an incentive stock option granted hereunder may be disposed of by the Optionee within two (2) years from the date such incentive stock Option was granted, nor within one (1) year after the transfer of such stock to the Optionee; provided, however, that a transfer to a trustee, receiver, or other fiduciary in any insolvency proceeding, as described in Section 422(c)(3) of the Code, shall not be deemed to be such a position. The Optionee shall make appropriate arrangements with the Company for any taxes which the company is obligated to collect in connection with such disposition, including any Federal, state or local withholding taxes.

20. Effective Date of Plan. The Plan shall become effective upon its adoption by the Board of Directors of the Company, subject, however, to the approval of the Plan by the Company's shareholders within 12 months from the date of such adoption.

21.      Interpretation and Partial Invalidity; Pronouns.

         a. The Plan, insofar as concerns incentive stock Options, is adopted pursuant to the provisions of Section 422 of the Internal Revenue Code of 1986, as amended. All provisions hereof concerning such options shall be interpreted in a manner consistent with said Section 422. In the event that any such provision hereof shall be deemed inconsistent with the requirements of Section 422, such provision shall be deemed null and void and all other provisions of this Agreement shall be deemed to remain valid and in force.

         b. All pronouns and any variations thereof used herein shall refer to the masculine, feminine or neuter, singular or plural, as the context may require.



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